UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 28, 2017

Rite Aid Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-5742	23-1614034
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

30 Hunter Lane, Camp Hill, Pennsylvania 17011

(Address of principal executive offices, including zip code)

(717) 761-2633

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                                              ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.       ☐

Item 1.01. Entry into a Material Definitive Agreement.

Asset Purchase Agreement

On June 28, 2017, Rite Aid Corporation (“Rite Aid”) entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Walgreens Boots Alliance, Inc., a Delaware corporation (“WBA”) and Walgreen Co., an Illinois corporation and wholly owned direct subsidiary of WBA (“Buyer”). Pursuant to the terms and subject to the conditions set forth in the Asset Purchase Agreement, Buyer will purchase from Rite Aid 2,186 stores (the “Acquired Stores”) and certain distribution and other specified assets related thereto for a purchase price of approximately $5.175 billion, on a cash-free, debt-free basis, plus Buyer’s assumption of certain liabilities of Rite Aid and its affiliates (the “Sale”).

Consummation of the Sale is subject to various closing conditions, including but not limited to (i) the waiting period (and any extension thereof) applicable to the Sale and the other transactions contemplated by the Asset Purchase Agreement under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, shall have expired or been earlier terminated, (ii) the absence of a material adverse effect on the stores and distribution centers being acquired in the Sale and (iii) a duplicate copy of Rite Aid’s prescription dispensing system being operational.

The parties to the Asset Purchase Agreement have each made customary representations and warranties. Rite Aid has agreed to various covenants and agreements, including, among others, Rite Aid’s agreement to conduct its business at the Acquired Stores in the ordinary course during the period between the execution of the Asset Purchase Agreement and the closing of the Sale, subject to certain exceptions, Rite Aid’s agreement not to solicit proposals from third parties for the purchase of the remainder of Rite Aid or over 50% of its stock or assets for sixty (60) days after the date of the Asset Purchase Agreement subject to certain exceptions and the parties’ agreement to use their reasonable best efforts to obtain all authorizations and approvals from governmental authorities. Rite Aid has agreed to provide transition services to Buyer for up to (3) three years after closing of the Sale.

The Asset Purchase Agreement contains specified termination rights for Rite Aid and WBA, including a mutual termination right in the event any court of competent jurisdiction or other governmental entity shall have issued a final and nonappealable legal restraint that prevents, makes illegal, prohibits, restrains or enjoins the completion of the Sale, and a termination right for WBA in the event Rite Aid enters into an agreement to sell all of the remainder of Rite Aid or over 50% of its stock or assets to a third party. Under the terms of the Asset Purchase Agreement, Rite Aid has the option to purchase pharmaceutical drugs through an affiliate of WBA under terms, including cost, that are substantially equivalent to WBA for a period of ten (10) years.

The foregoing descriptions of the Asset Purchase Agreement and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by reference to the Asset Purchase Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference. The Asset Purchase Agreement contains representations and warranties by each of the parties to the Asset Purchase Agreement, which were made only for purposes of that agreement and as of specified dates. The representations, warranties and covenants in the Asset Purchase Agreement were made solely for the benefit of the parties to the Asset Purchase Agreement; are subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosure schedules; may have been made for the purposes of allocating contractual risk between the parties to the Asset Purchase Agreement instead of establishing these matters as facts; and are subject to standards of materiality applicable to the contracting parties that may differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Rite Aid, WBA or Buyer or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Asset Purchase Agreement, which subsequent information may or may not be fully reflected in Rite Aid’s public disclosures.

The information set forth in Item 1.02 of this Form 8-K is incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

Termination of Merger Agreement with WBA

As previously disclosed, on October 27, 2015, Rite Aid, WBA and Victoria Merger Sub, Inc. (“Merger Sub”), a Delaware corporation and a wholly owned subsidiary of WBA, entered into an Agreement and Plan of Merger (as amended by Amendment No. 1, dated as of January 29, 2017 (the “Amendment”)) (the “Merger Agreement”). On June 28, 2017, Rite Aid, WBA and Merger Sub entered into a Termination Agreement (the “Merger Termination Agreement”) under which the parties agreed to terminate the Merger Agreement. The Merger Termination Agreement provides that WBA will pay to Rite Aid a termination fee in the amount of $325,000,000. Subject to limited customary exceptions, the Merger Termination Agreement also mutually releases the parties from any claims of liability to one another relating to the contemplated merger transaction.

The foregoing descriptions of the Merger Agreement and Merger Termination Agreement are subject to, and qualified in their entirety by, the full text of the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report filed by Rite Aid on October 29, 2015, the full text of the Amendment, which was filed as Exhibit 2.2 to the Current Report filed by Rite Aid on January 30, 2017, and the full text of the Merger Termination Agreement, which is attached hereto as Exhibit 10.2, and each of which is incorporated herein by reference.

Termination of the Asset Purchase Agreement with Fred’s

As previously disclosed, on December 19, 2016, Rite Aid entered into an Asset Purchase Agreement (the “Divestiture Asset Purchase Agreement”) with AFAE, LLC, a Tennessee limited liability company (“AFAE”), Fred’s, Inc., a Tennessee corporation (“Fred’s”) (solely for the purposes set forth in the Divestiture Asset Purchase Agreement) and WBA (solely for the purposes set forth in the Divestiture Asset Purchase Agreement). In connection with the previously announced proposed acquisition of Rite Aid by WBA and pursuant to the terms and subject to the conditions set forth in the Divestiture Asset Purchase Agreement, AFAE would purchase from Rite Aid 865 stores and certain specified assets related thereto. On June 28, 2017, Rite Aid, AFAE, Fred’s and WBA entered into a letter agreement (the “APA Termination Agreement”) under which the parties agreed to terminate the Divestiture Asset Purchase Agreement.

The foregoing descriptions of the Divestiture Asset Purchase Agreement and the APA Termination Agreement are subject to, and qualified in their entirety by, the full text of the Divestiture Asset Purchase Agreement, which was filed as Exhibit 2.3 to the Annual Report filed by Rite Aid on May 3, 2017 and the full text of the APA Termination Agreement, which is filed herewith as Exhibit 10.3 and each of which is incorporated herein by reference.

Item 2.02. Results of Operations and Financial Condition.

On June 29, 2017, Rite Aid reported its financial position and results of operations as of and for the thirteen week period ended June 3, 2017. The press release includes non-GAAP financial measures, “Adjusted EBITDA,” “Adjusted Net Income (Loss)” and “Adjusted Net Income (Loss) per Diluted Share.” Rite Aid uses these non-GAAP measures in assessing its performance in addition to net loss, the most directly comparable GAAP financial measure. A reconciliation of Adjusted EBITDA, Adjusted Net Income (Loss) and Adjusted Net Income (Loss) per Diluted Share to net income (loss) is included in the press release, which is furnished as Exhibit 99.1 hereto.

Rite Aid believes Adjusted EBITDA serves as an appropriate measure in evaluating the performance of its business and helps its investors better compare Rite Aid’s operating performance with its competitors. Rite Aid defines Adjusted EBITDA as net income (loss) excluding the impact of income taxes, interest expense, depreciation and amortization, LIFO adjustments, charges or credits for facility closing and impairment, inventory write-downs related to store closings, debt retirements and other items (including stock-based compensation expense, severance for distribution center closures, gain or loss on sale of assets and revenue deferrals related to Rite Aid’s customer loyalty program). Rite Aid references this non-GAAP financial measure frequently in its decision-making because it provides supplemental information that facilitates internal comparisons to historical periods and external comparisons to competitors. In addition, incentive compensation is based in part on Adjusted EBITDA and Rite Aid bases certain of its forward-looking estimates and budgets on Adjusted EBITDA.

Rite Aid defines Adjusted Net Income (Loss) as net income (loss) excluding the impact of amortization of EnvisionRx intangible assets, merger and acquisition-related costs, loss on debt retirements and LIFO adjustments. Rite Aid calculates Adjusted Net Income (Loss) per Diluted Share using Rite Aid’s above-referenced definition of Adjusted Net Income (Loss). Rite Aid believes Adjusted Net Income (Loss) and Adjusted Net Income (Loss) per Diluted Share serve as appropriate measures to be used in evaluating the performance of its business and help its investors better compare Rite Aid’s operating performance over multiple periods.

Adjusted EBITDA, Adjusted Net Income (Loss) and Adjusted Net Income (Loss) per Diluted Share should not be considered in isolation from, and are not intended to represent alternative measures of, operating results or of cash flows from operating activities, as determined in accordance with GAAP. Rite Aid’s definitions of Adjusted EBITDA, Adjusted Net Income (Loss) and Adjusted Net Income (Loss) per Diluted Share may not be comparable to similarly titled measurements reported by other companies or similar terms in Rite Aid’s debt facilities.

In addition, a copy of Rite Aid’s Earnings Release Supplement for the first quarter of fiscal 2018 is being furnished as Exhibit 99.2 to this Form 8-K.

The information (including Exhibits 99.1 and 99.2) being furnished pursuant to this “Item 2.02. Results of Operations and Financial Condition” shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, or otherwise subject to the liabilities of that section and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Act, or the Exchange Act regardless of any general incorporation language in such filing.

Item 8.01. Other Events.

As a result of the Merger Termination Agreement and the APA Termination Agreement, the special meeting of Rite Aid’s stockholders, which was to be held for the purpose of voting on the Merger Agreement and proposed transactions related thereto, will not take place. Rite Aid’s stockholders should disregard the preliminary proxy statement filed with the U.S. Securities and Exchange Commission on March 3, 2017. Further, Rite Aid hereby withdraws the preliminary proxy statement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1*                 Asset Purchase Agreement, dated June 28, 2017, among Rite Aid Corporation, Walgreens Boots Alliance, Inc., and Walgreen Co.

10.2                        Termination Agreement, dated as of June 28, 2017, among Rite Aid Corporation, Walgreens Boots Alliance, Inc., and Victoria Merger Sub, Inc.

10.3                        Letter Agreement, dated as of June 28, 2017, among Rite Aid Corporation, Walgreens Boots Alliance, Inc., AFAE, LLC, and Fred’s, Inc.

99.1                        Press Release, dated June 29, 2017

99.2                        First Quarter Fiscal 2018 Supplemental Information

*                                         Certain schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Rite Aid hereby undertakes to furnish supplemental copies of any of the omitted schedules upon request by the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RITE AID CORPORATION

Dated: June 29, 2017	By:	/s/ James J. Comitale
Name: James J. Comitale
Title: Senior Vice President, General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.1*	Asset Purchase Agreement, dated June 28, 2017, among Rite Aid Corporation, Walgreens Boots Alliance, Inc., and Walgreen Co.
10.2	Termination Agreement, dated as of June 28, 2017, among Rite Aid Corporation, Walgreens Boots Alliance, Inc., and Victoria Merger Sub, Inc.
10.3	Letter Agreement, dated as of June 28, 2017, among Rite Aid Corporation, Walgreens Boots Alliance, Inc., AFAE, LLC, and Fred’s, Inc.
99.1	Press Release, dated June 29, 2017
99.2	First Quarter Fiscal 2018 Supplemental Information

*                                         Certain schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Rite Aid hereby undertakes to furnish supplemental copies of any of the omitted schedules upon request by the Securities and Exchange Commission.